ALLOCATION AGREEMENT

Reference is hereby made to (i) that certain Rail Car Purchase and Sale Agreement (the “Purchase Agreement”) by and between PLM Equipment Growth Fund Liquidating Trust, PLM Equipment Growth Fund II Liquidating Trust, and PLM Equipment Growth Fund IV Liquidating Trust, each a grantor trust organized under the laws of the State of California (the “Liquidating Trusts”), and Cypress Tankcar Leasing III, LLC, a California limited liability company (“Cypress”), and (ii) that certain Guarantee by MILPI Holdings LLC, a Delaware limited liability company (“MILPI”), in favor of Cypress delivered pursuant to the Purchase Agreement (the “Guarantee”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Pursuant to the Purchase Agreement, the Liquidating Trusts shall receive an aggregate purchase price for the Cars and the Leases of $8,804,448.52, subject to adjustment as provided therein (the “Purchase Price”), and MILPI shall receive a guarantee fee in consideration of its delivery of the Guarantee equal to $1,467,408.09, subject to adjustment as provided therein (the “Guarantee Fee” and together with the Purchase Price, the “Deal Consideration”). The Liquidating Trusts and MILPI have engaged Duff & Phelps, LLC to render an opinion on the fairness of the allocation of the Deal Consideration between the Liquidating Trusts as Purchase Price, on the one hand, and MILPI as a Guarantee Fee, on the other hand (the “Opinion”). In connection therewith, the Liquidating Trusts and MILPI hereby agree that upon the closing of the transactions contemplated by the Purchase Agreement, the Liquidating Trusts and MILPI shall, as promptly as practicable thereafter, reallocate the Deal Consideration between the Liquidating Trusts and MILPI (the “Reallocation”) such that (i) $9,371,856.61 thereof, subject to adjustment as provided in the Purchase Agreement, is allocated to the Liquidating Trusts as the purchase price for the Cars and Leases, and (ii) $900,000 thereof, subject to adjustment as provided in the Purchase Agreement, is allocated to MILPI in consideration of its delivery of the Guarantee, provided that the Liquidating Trusts and MILPI shall be obligated to effect such Reallocation only if the Opinion provides that such reallocation is fair.

IN WITNESS WHEREOF, the parties hereto have executed this Allocation Agreement as of this 4th day of August, 2004.

               PLM EQUIPMENT GROWTH FUND
               LIQUIDATING TRUST

               By: PLM Financial Services, Inc., not in its individual
                       capacity but solely as liquidating trustee

               By:________________________________
                     Name: Richard K Brock
                     Title: SVP and Chief Financial Officer

               PLM EQUIPMENT GROWTH FUND II
               LIQUIDATING TRUST

               By: PLM Financial Services, Inc., not in its individual
                       capacity but solely as liquidating trustee

               By:________________________________
                     Name: Richard K Brock
                     Title: SVP and Chief Financial Officer

               PLM EQUIPMENT GROWTH FUND IV
               LIQUIDATING TRUST

               By: PLM Financial Services, Inc., not in its individual
                       capacity but solely as liquidating trustee

               By:_________________________________
                     Name: Richard K Brock
                     Title: SVP and Chief Financial Officer

               MILPI HOLDINGS, LLC

               By:   AFG Investment Trust C
                       AFG Investment Trust D
               Its:   Managing Members

                       By: AFG ASIT Corporation, not in its individual
                       Capacity but solely as Managing Trustee

                       By:_________________________________
                    Name: Richard K Brock
                    Title: Vice President